Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in this Registration Statement on Form S-8 of Parkway Acquisition Corp. of our report dated March 24, 2020, relating to the consolidated financial statements of Parkway Acquisition Corp., appearing in the 2019 Annual Report to Shareholders and incorporated by reference in the Annual Report on Form 10-K of Parkway Acquisition Corp. for the year ended December 31, 2019.

/s/ Elliott Davis PLLC

Charlotte, North Carolina

December 17, 2020